Exhibit 5.1

                                 August 5, 2004

Enova Systems, Inc.
19850 South Magellan Drive
Torrance, California 90502

                   Re: Registration Statement on Form S-1
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Ladies and Gentlemen:

         We have acted as counsel to Enova Systems, Inc., a California corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission (the "Commission") of the Company's registration statement on Form S-1 (the "Registration Statement") under the Securities Act of 1933, as amended (the "Act"), relating to the registration of 16,250,001 shares of the Company's Common Stock, no par value (the "Shares"), which have been issued by the Company to holders identified under the caption "Selling Shareholders" in the Prospectus included in the Registration Statement.

         In rendering the opinions hereinafter expressed, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction as being true reproductions of originals, of all such documents, records, agreements and other instruments, including the Registration Statement, as we have deemed necessary and appropriate for the purpose of this opinion.

         Without limiting the generality of the foregoing, in our examination, we have assumed without independent verification that (i) each of the parties thereto has duly and validly executed and delivered each instrument, document, and agreement to which such party is a signatory, (ii) each natural person executing any such instrument, document, or agreement is legally competent to do so, (iii) all documents submitted to us as originals are authentic, the signatures on all documents that we examined are genuine, and all documents submitted to us as certified, conformed, photostatic or facsimile copies conform to the original document, (iv) all corporate records made available to us by the Company are accurate and complete and (v) the shares were issued for proper, full and legally sufficient consideration.

         Based upon the foregoing, and having regard to legal considerations and other information that we deem relevant, we are of the opinion that the Shares have been duly authorized and were, when issued, validly issued, fully paid and non-assessable by the Company.

         We express no opinion herein as to the laws of any state or jurisdiction other that the laws of the State of California and the federal laws of the United States of America.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to this firm therein. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                                Very truly yours,

                                /s/ REED SMITH LLP




                                  Exhibits - 1